Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of CNB Financial Corp. (the “Company”) for the period ended June 30, 2009 (the “Report”), I, Kimberly M. Anderson, acting as principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2009 and for the period covered by this Report.

/s/ Kimberly M. Anderson
Kimberly M.  Anderson
Treasurer and Principal Financial Officer
CNB Financial Corp.
August 10, 2009